Exhibit (i)       Opinion and Consent of Swidler Berlin Shereff Friedman, LLP

                      SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

                                919 THIRD AVENUE
                             NEW YORK, NY 10022-9998
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                                                               Washington Office
                                                               3000 K Street, NW
                                                            Washington, DC 20007



                                                        November 5, 1999


TD Waterhouse Trust, on behalf of its
    sole series, TD Waterhouse Dow 30 Fund
100 Wall Street
New York, New York  10005

         Re:      TD Waterhouse Dow 30 Fund

Ladies and Gentlemen:

                  We have acted as counsel to TD Waterhouse Trust, a Delaware business trust (the "Trust"), on behalf of its sole series, TD Waterhouse Dow 30 Fund (the "Fund"), in connection with the creation of the Trust and certain matters relating to the issuance of shares of the Fund (the "Fund Shares"). Capitalized terms used herein and not otherwise herein defined have the respective defined meanings set forth in the Agreement and Declaration of Trust of the Trust dated August 6, 1999 (the "Declaration of Trust").

                  In connection with this opinion, we have examined copies of the following documents: (i) the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on or about August 6, 1999 (the "Certificate"); (ii) the Declaration of Trust; (iii) the By-laws of the Trust (the "By-laws," and together with the Declaration of Trust, the "Governing Documents"); (iv) the Notification of Registration filed Pursuant to Section 8(a) of the Investment Company Act of 1940 on Form N-8A of the Trust filed with the Securities and Exchange Commission (the "Commission") on August 6, 1999; and (v) the Registration Statement on Form N-1A of the Trust filed with the Commission on August 6, 1999 (the "Registration Statement"). In addition, representatives of this firm attended the Organizational Meeting of the Board of Trustees of the Trust held on September 8, 1999.

                  In our examination of all such documents, certificates and instruments, we have assumed the genuineness of all signatures, the legal capacity of all signatories and the authenticity of all documents, certificates and instruments submitted to us as originals, and the conformity to the authentic originals of all documents, certificates and instruments submitted to us as certified, conformed or photostatic copies. We have received oral assurances ("Oral Assurances") from CT Corporation that the Office of Secretary of State of the State of Delaware has confirmed that the Trust is as of the date hereof in good standing in the State of Delaware.


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November 5, 1999
Page 2

                  Based upon the foregoing and in reliance thereon and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

                  1. The Trust is a duly created and validly existing business trust in good standing under the laws of the State of Delaware.

                  2. The issuance of the Fund Shares has been duly authorized on behalf of the Trust and, when issued to shareholders following effectiveness of the Registration Statement in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and in the Registration Statement, will constitute legally issued, fully paid and non-assessable shares of beneficial interest in the Trust.

                  3. Under the Delaware Code and the terms of the Declaration of Trust, each shareholder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware; provided, however, that we express no opinion with respect to the liability of any shareholder who is, was or may become a named Trustee of the Trust. Neither the existence nor exercise of the voting rights granted to shareholders under the Declaration of Trust will, of itself, cause a shareholder to be deemed a trustee of the Trust under the Delaware Code.

                  We are members of the Bar of the State of New York. Insofar as the opinions set forth above relate to the law of the State of Delaware, we have relied solely upon our reading of the Delaware Code as published in standard compilations and upon the Oral Assurances.

                  We hereby consent to the filing of this opinion with the Commission as a part of the Registration Statement and with any state securities commission where such filing is required. We also consent to the reference to our firm as counsel in the prospectus and statement of additional information filed as a part thereof. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                        Very truly yours,


                                        Swidler Berlin Shereff Friedman, LLP

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